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                          CRA MANAGED CARE, INC.                      EXHIBIT 11
         Calculation of Shares Used in Determining Earnings Per Share
           for the Three and Six Months Ended June 30, 1995 and 1996
 (Unaudited)

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
                                                     THREE MONTHS ENDED         SIX MONTHS ENDED
                                                          JUNE 30,                  JUNE 30,
                                                   ----------------------    ----------------------
                                                     1995         1996         1995         1996
                                                   ---------    ---------    ---------    ---------
Weighted average number of shares of common
 stock outstanding during the period               6,378,000    7,954,000    5,539,000    7,663,000

Common stock equivalents, under the
 treasury stock method                               124,000      196,000      120,000      187,000
                                                   ---------    ---------    ---------    ---------

                                                   6,502,000    8,150,000    5,659,000    7,850,000
                                                   =========    =========    =========    =========
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